UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 25, 2014

ONEBEACON INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	1-33128	98-0503315
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

601 Carlson Parkway
Minnetonka, Minnesota 55305
(Address of Principal Executive Offices) (Zip Code)

(952) 852-2431
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On February 25, 2014, the Board of Directors of OneBeacon Insurance Group, Ltd. (the “Company”) elected Patrick A. Thiele to serve as a director of the Company. Mr. Thiele will serve as a Class II director and will stand for election at the Company’s 2014 Annual General Meeting. Mr. Thiele was elected to serve on the Audit Committee of the Board of Directors.

Mr. Thiele served as Chief Executive Officer of PartnerRe Ltd. from 2000 until his retirement in 2010. While at PartnerRe, he oversaw its transition to a well-diversified, global reinsurance company. He previously held executive roles at CGU (now Aviva) and at The St. Paul Companies, where he spent the first 20 years of his insurance career. At The St. Paul, Mr. Thiele assumed a broad range of responsibilities, culminating in his appointment as its Chief Executive Officer of Worldwide Insurance Operations. Mr. Thiele began his career in 1975, working as a securities analyst with the National Bank of Detroit.

Mr. Thiele will receive the same compensation as all of the Company’s directors who are not employed by the Company or by White Mountains Insurance Group, Ltd. His compensation will include an annual retainer of $75,000, which is payable in cash or OneBeacon Class A common shares, and an annual $10,000 retainer for service on the Audit Committee, pro-rated based on the number of days served during the current director fee cycle. Mr. Thiele will also be paid meeting fees of $2,000 per Board or Audit Committee meeting attended, and reimbursement of expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEBEACON INSURANCE GROUP, LTD.

Dated: February 26, 2014
	By:	/s/ Maureen A. Phillips
Maureen A. Phillips
Senior Vice President and General Counsel